EX-99.906CERT

CERTIFICATION

Heiko Thieme, Chief Executive Officer and Chief Financial Officer of American Heritage Growth Fund, Inc. (the “Registrant”), does certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSRS for the period ended July 31, 2003 (the “Form N-CSRS”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

American Heritage Growth Fund, Inc.

American Heritage Growth Fund, Inc.

/s/Heiko Thieme

Heiko Thieme

Date: October 7, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Heritage Growth Fund, Inc. and will be retained by American Heritage Growth Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSRS filed with the Commission.